Exhibit 3.26
LIMITED LIABILITY COMPANY AGREEMENT
OF
CRC CONSTRUCTION SERVICES, LLC
a Delaware Limited Liability Company

This Limited Liability Company Agreement (this “Agreement”) of CRC Construction Services, LLC, is hereby executed by California Resources Corporation to form a Delaware limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18‑101, et seq.) (the “Act”):
1.    Name. The name of the limited liability company formed hereby is CRC Construction Services, LLC (the “Company”).
2.    Purpose. The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Act.
3.    Registered Office. The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware, 19801.
4.    Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.
5.    Principal Office. The principal office of the Company (at which the books and records of the Company shall be maintained) shall be at 10889 Wilshire Boulevard, Los Angeles, California 90024.
6.    Member. The name and the mailing address of the Member is as follows:
California Resources Corporation
10889 Wilshire Boulevard
Los Angeles, CA 90024

7.    Powers. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.
8.    Term. The term of the Company shall commence on the date of the filing of a Certificate of Formation in the Office of the Secretary of State of the State of Delaware and shall be perpetual, unless it is dissolved sooner as a result of: (a) the written election of the Member, (b) the Company sells or otherwise disposes of its interest in all or substantially all of its property, or (c) any other event causing dissolution under the Act.
9.    Capital Contributions. The Member shall make capital contributions to the Company at such times and in such amounts as determined by the Member.
10.    Management. The Company shall be managed by its Member.
11.    Officers.
(a)    Appointment and Tenure.
(i)    The Member shall, from time to time, designate officers of the Company to carry out the day-to-day business of the Company.
(ii)    The officers of the Company shall be comprised of one or more individuals designated from time to time by the Member. No officer need be a resident of the State of Delaware. Each officer shall hold his or her offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Member. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Member.

(iii)    The officers of the Company may consist of a president/chief executive officer, a secretary and a treasurer. The Member may also designate one or more vice presidents, assistant secretaries, and assistant treasurers. The Member may designate such other officers and assistant officers and agents as the Member shall deem necessary.
(b)    Removal. Any officer may be removed as such at any time by the Member, either with or without cause, in the discretion of the Member.
(c)    President/Chief Executive Officer. The president/chief executive officer, if one is designated, shall be the chief executive officer of the Company, shall have general and active management of the day-to-day business and affairs of the Company as authorized from time to time by the Member and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Member.
(d)    Vice Presidents. The vice presidents, if any are designated, shall, unless otherwise determined by the Member, in the absence or disability of the president/chief executive officer, perform the duties and have the authority and exercise the powers of the president/chief executive officer in the order of their seniority. They shall perform such other duties and have such other authority and powers as the Member may from time to time prescribe.
(e)    Secretary; Assistant Secretaries. The secretary, if one is designated, shall perform such duties and have such powers as the Member may from time to time prescribe. The assistant secretaries, if any are designated, shall, unless otherwise determined by the Member, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary in the order of their seniority. They shall perform such other duties and have such other powers as the Member may from time to time prescribe.

(f)    Treasurer; Assistant Treasurers. The treasurer, if one is designated, shall have custody of the Company’s funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Member. The treasurer shall disburse the funds of the Company as may be ordered by the Member, taking proper vouchers for such disbursements, and shall render the president/chief executive officer and the Member, when so directed, an account of all his transactions as treasurer and of the financial condition of the Company. The treasurer shall perform such other duties and have such other powers as the Member may from time to time prescribe. If required by the Member, the treasurer shall give the Company a bond of such type, character and amount as the Member may require. The assistant treasurers, if any are designated, shall, unless otherwise determined by the Member, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer in the order of their seniority. They shall perform such other duties and have such other powers as the Member may from time to time prescribe.
12.    Distributions. The Company shall distribute to the Member any cash held by it which is not reasonably necessary for the operation of the Company.
13.    Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

14.    Exculpation and Indemnification.
14.1    Exculpation. No Covered Person, who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal,

administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, manager or officer of the Company or, while a director, manager or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, manager or agent of a corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit entity (another “Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in good faith reliance on the provisions of this Agreement.
14.2     Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, net income or net losses of the Company or any facts pertinent to the existence and amount of assets from which distributions might properly be paid) of the following persons or groups: (i) the sole Member; (ii) one or more officers or employees of the Company; (iii) any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or (iv) any other person selected in good faith by or on behalf of the Company, in each case as to matters that such relying person reasonably believes to be within such other person's professional or expert competence. The preceding sentence shall in no way limit any person's right to rely on information to the extent provided in § 18-406 of the Delaware Act.

14.3    Limitation of Liability. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Covered Person. Furthermore, each of the sole Member and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by applicable law, and in doing so, acknowledges and agrees that the duties and obligation of each Covered Person to each other and to the Company are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

14.4     Duties. Whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person's "discretion" or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person deems appropriate. Whenever in this Agreement a Covered Person is permitted or required to make a decision in such Covered Person's "good faith,", the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other Applicable Law.
14.5    Indemnification.
(A) The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any proceeding, by reason of (i) any actual or alleged act or omission on behalf of the Company, the sole Member or any direct or indirect subsidiary in connection with the business of the Company, (ii) the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, manager or officer of the Company, or (iii) the fact that, while a director or officer or manager of the Company, is or was serving at the request of the Company as a director, officer, employee, manager, or agent of another Entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person provided, that such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person's conduct was unlawful. Notwithstanding the preceding sentence, except as otherwise provided in Section 14.5(C), the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.
(B)     The Company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be finally determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified under this Section 14.5 or otherwise.
(C)    If a claim for indemnification under this Section 14.5 (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Company has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 14.5 is not paid in full within thirty (30) days after the Company has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Company shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
(D)    The rights conferred on any Covered Person by this Section 14.5 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Agreement, vote of stockholders or disinterested directors or otherwise.
(E)    The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, manager or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, manager or agent of another Entity, including service with respect to employee benefit plans against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 14.5.
(F)    This Section 14.5 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate action.
(G)    The Company’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, manager or agent of another Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.
(H)    Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Agreement after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suite or proceeding for which indemnification or advancement of expenses is sought.
(I)    Notwithstanding the forgoing any Covered Person may apply to any court of competent jurisdiction in the State of Delaware for indemnification.

14.6    Meaning of "Company" for Purposes of Item 14. For purposes of this item 14, references to the "Company" shall include, in addition to the resulting company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, and employees or agents, so that any person who is or was a manager, director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this item 14 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Limited Liability Company Agreement this 13th day of February, 2015.

California Resources Corporation,
its sole Member

By: /s/Michael L. Preston
Michael L. Preston
Executive Vice President, General Counsel and Corporate Secretary